EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






         WIENER, GOODMAN & COMPANY, PC, certified public accountants, hereby consents to the inclusion of our opinion dated March 18, 2002, with respect to the financial statements and schedules of Delta Mutual, Inc., in the annual report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2001.




                                                  WIENER, GOODMAN & COMPANY, PC